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                                                                   EXHIBIT 10.56

                               THIRD AMENDMENT TO
                    FIRST AMENDED AND RESTATED LOAN AGREEMENT

         This Third Amendment to First Amended and Restated Loan Agreement ("Amendment") is entered into as of the 29th day of September, 2000 by and among RENAL CARE GROUP, INC. ("Borrower"), a Delaware corporation; AMSOUTH BANK ("AmSouth"), an Alabama banking association, as an initial party to the documents described below and as successor by merger to First American National Bank, a national banking corporation, FIRST UNION NATIONAL BANK ("FUNB"), a national banking association, BANK OF AMERICA, N.A. ("Bank of America"), a national banking association, SUNTRUST BANK ("SunTrust"), a Georgia banking corporation and successor in interest to SunTrust Bank, N.A., a national banking association, and WELLS FARGO BANK ARIZONA, N.A. ("Wells Fargo"), a national banking association and successor by merger to Norwest Bank Arizona, N.A., a national banking association (AmSouth, FUNB, Bank of America, SunTrust and Wells Fargo are referred to collectively as the "Lenders"); and Bank of America, in its capacity as Agent for the Lenders ("Agent").

                                R E C I T A L S:

         WHEREAS, the Lenders (for their own accounts or through their predecessors in interest), Agent and Borrower have previously entered into that First Amended and Restated Loan Agreement dated as of August 4, 1997, as amended by that First Amendment to First Amended and Restated Loan Agreement dated as of October 7, 1997, and as further amended by that Second Amendment to First Amended and Restated Loan Agreement dated as of June 23, 1999 (as amended, the "Loan Agreement"); and

         WHEREAS, the parties wish to further amend the Loan Agreement in certain respects ;

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. The definition of "Consolidated EBITDA" in Article I of the Loan Agreement is hereby amended to read in full as follows:

         "CONSOLIDATED EBITDA" means (i) the net income of Borrower and all other Borrower Entities, plus the amount of expenses for interest, income taxes, depreciation and amortization, for the four most recent fiscal quarters preceding a date of determination, calculated on a consolidated basis according to GAAP before extraordinary items, and calculated on a pro forma basis to give effect to Acquisitions that occurred within the period over which Consolidated EBITDA is being determined, with such pro forma calculation to be accomplished pursuant to operating and financial assumptions customary in such circumstances as Agent may approve, (ii) plus any noncash and nonrecurring charges,
         (iii) plus the amount of the deduction from income taken to reflect


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         income attributed to minority interests, and (iv) less the amount, if any, by which the contribution to Consolidated EBITDA by Nonparticipating Subsidiaries and Permitted Equity Investments in the aggregate would exceed fifteen percent (15%) of Consolidated EBITDA.

         2.       Subsection (f) of the definition of "Permitted Acquisition" in
Article I of the Loan Agreement is hereby amended to revise the two occurrences of the words and figures "ten percent (10%)" therein to read "fifteen percent (15%)".

         3. Section 6.20 of the Loan Agreement is hereby amended to read in full as follows:

         6.20 Distributions. Except in favor of other Borrower Entities, no Borrower Entity shall declare or pay any dividends, member distributions or other payments on account of its equity interests. Borrower Entities may repurchase their own stock or any warrants, options or other rights with respect thereto, even if the repurchase would be construed as a distribution for corporate law purposes, provided that after giving effect to any repurchase, Borrower shall be in compliance with all financial covenants and other requirements under this Agreement, including, but not limited to, the Consolidated Net Worth requirement set forth in Section 7.1 hereof.

         4. Section 7.2 of the Loan Agreement is hereby revised to read in full as follows:

                  7.2 Leverage Ratio. Borrower shall maintain a Leverage Ratio, measured as of the end of each fiscal quarter for the previous four consecutive fiscal quarters, of no greater than 2.50:1.00.

         5. Borrower warrants and represents that (a) the Loan Documents are valid, binding and enforceable against Borrower according to their terms, subject to principles of equity and laws applicable to the rights of creditors generally, including bankruptcy laws, and (b) no Unmatured Default or Event of Default presently exists under the Loan Documents. Borrower acknowledges that, to the best of Borrower"s knowledge, information and belief, Borrower"s obligations evidenced by the Loan Documents are not subject to any counterclaim, defense or right of setoff, and Borrower hereby releases Agent and Lenders from any claim of which Borrower is aware as of the execution of this Amendment.

         6. As amended hereby, the Loan Agreement remains in full effect, and all agreements among the parties with respect to the subject hereof are represented fully in this Amendment and the other written documents among the parties. The validity, construction and enforcement hereof shall be determined according to the substantive laws of the State of Tennessee, and all matters of venue, dispute resolution and other general matters respecting this Amendment shall be governed by the provisions of the Loan Agreement.


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         7.       Borrower shall pay all reasonable expenses of Agent, including attorneys" fees, incurred in the preparation and negotiation of this Agreement.

         8. As a condition to the effectiveness of this Amendment, Borrower shall pay to Agent for the Pro Rata account of Lenders an amendment fee in the total amount of Two Hundred Seventy-five Thousand and No/100 dollars ($275,000.00).

         9. This Amendment may be executed in counterparts, each of which shall constitute an original hereof. This Amendment shall be effective, subject to the conditions stated herein, upon the parties" exchange by telecopier of copies hereof showing the signatures of the other parties; provided, however, each party shall immediately forward an executed original hereof to Agent. The failure of any party to so provide Agent with an original hereof shall not impair the validity of this Amendment, but shall entitle Agent to obtain specific performance of the obligation to provide an executed original of this Amendment.

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      Executed as of the date first written above.

                    RENAL CARE GROUP, INC.,
                    a Delaware corporation, as Borrower

                    By: /s/ R. Dirk Allison
                       ---------------------------------------------------------
                           R. Dirk Allison, Chief Financial Officer

                    BANK OF AMERICA, N.A., a national banking association, as a Lender, Swingline Lender and Agent

                    By: /s/ Sandra G. Hamrick
                       ---------------------------------------------------------
                            Sandra G. Hamrick, Senior Vice President

                    AMSOUTH BANK,
                    an Alabama banking corporation, as a Lender

                    By: /s/ Buzz Carter
                       ---------------------------------------------------------
                            Buzz Carter, Vice President

                    FIRST UNION NATIONAL BANK,
                    a national banking association, as a Lender and Co-Agent

                    By: /s/ Keith Law
                       ---------------------------------------------------------
                            Keith Law, Senior Vice President

                    WELLS FARGO BANK ARIZONA, N.A.,
                    a national banking association, as a Lender


                    By: /s/ Carolyn L. Ashby
                       ---------------------------------------------------------
                            Carolyn L. Ashby, Vice President

                    SUNTRUST BANK, a Georgia banking corporation, as a Lender and Co-Agent


                    By: /s/ Mark D. Mattson
                       ---------------------------------------------------------
                            Mark D. Mattson, Vice President



              [Signature Page to Second Amendment to Third Amended
                          and Restated Loan Agreement]


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